UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 3, 2020

HUNTINGTON INGALLS INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34910	90-0607005
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Newport News	4101 Washington Avenue	23067
(Address of Principal Executive Offices)	Virginia	(Zip Code)
(757) 380-2000 (Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Securities registered pursuant to Section 12(b) of the Act
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HII	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 3, 2020 (the “Closing Date”), Huntington Ingalls Industries, Inc. (the “Company”) entered into that certain 2020 Revolving Credit Agreement (the “Credit Facility”) among the Company, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent. The Credit Facility includes a revolving credit facility of $500 million.  The Credit Facility matures on April 2, 2021.

The revolving credit facility has a variable interest rate on outstanding borrowings based on the London Interbank Offered Rate (LIBOR) plus a spread based upon the Company’s credit rating, which may vary between 2.00% and 2.375%. The revolving credit facility also has a commitment fee rate on the unutilized balance of 0.50%. The Credit Facility contains affirmative and negative covenants customary for an unsecured credit facility, as well as a financial covenant based on a maximum total leverage ratio, in each case substantially similar to the covenants contained in the Credit Agreement, dated as of November 22, 2017, by and among the Company, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and an issuing bank, and certain other issuing banks. Each of the Company’s existing and future material wholly owned domestic subsidiaries, except those that are specifically designated as unrestricted subsidiaries or immaterial subsidiaries, are and will be guarantors under the Credit Facility.

The foregoing description of the Credit Facility is qualified in its entirety by reference to the 2020 Revolving Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The administrative agent and lenders, together with their affiliates, are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The administrative agent and lenders and/or their affiliates have, from time to time, performed, or may in the future perform, various financial advisory and investment banking services for the Company, for which they received or will receive customary fees and expenses.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)
Exhibits.
Exhibit No	Description
10.1	2020 Revolving Credit Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTINGTON INGALLS INDUSTRIES, INC.

Date: April 3, 2020	By:	/s/ Charles R. Monroe, Jr.
Charles R. Monroe, Jr.
Corporate Vice President
Associate General Counsel
and Secretary